Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange

 (952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Net Income of $31.5 Million, or 20 Cents Per Share

SECOND QUARTER HIGHLIGHTS

-  Net interest margin of 4.86 percent, up 84 bps from June 30, 2011

-  Pre-tax pre-provision profit of $108.1 million, up 13.6% from June 30, 2011

-  Total delinquent loans declined $23.7 million from March 31, 2012

-  Total loans and leases of $15.2 billion, increase of 4.1 percent from $14.6 billion at June 30, 2011

-  Completed $172.5 million preferred stock offering

-  Issued $110 million of subordinated notes

-  Acquired $778 million of deposits from Prudential Bank & Trust, FSB

-  Announced common and preferred stock dividend payments, payable August 31, 2012 and September 4, 2012, respectively

Summary of Financial Results									Table 1
($ in thousands, except per-share data)				Percent Change
	2Q	1Q	2Q	2Q12 vs		2Q12 vs	YTD	YTD	Percent
	2012	2012 (3)	2011	1Q12		2Q11	2012	2011	Change
Net income (loss)	$31,531	$(282,894)	$30,424	N.M.	%	3.6%	$(251,363)	$60,696	N.M. %
Pre-tax pre-provision profit(1)	108,118	70,578	95,201	53.2		13.6	178,696	190,508	(6.2)
Diluted earnings (loss) per common share	.20	(1.78)	.19	N.M.		5.3	(1.58)	.40	N.M.

Financial Ratios(2)
Return on average assets	.76%	(5.96)%	.68%				(2.71)%	.68%
Return on average common equity	8.13	(63.38)	7.00				(29.84)	7.46
Net interest margin	4.86	4.14	4.02				4.49	4.04
Net charge-offs as a percentage of
average loans and leases	1.18	1.06	1.19				1.12	1.35

N.M. = Not meaningful.

(1) Pre-tax pre-provision profit ("PTPP") is calculated as total revenues less non-interest expense.  First quarter and year-to-date 2012 PTPP excludes the net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2) Annualized.
(3) Includes a net, after-tax charge of $295.8 million, or $1.87 per share, related to repositioning certain investments and borrowings.

WAYZATA, MN, July 19, 2012 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the second quarter of 2012 of $31.5 million, compared with net income of $30.4 million in the second quarter of 2011 and a net loss of $282.9 million for the first quarter of 2012. The net loss for the first quarter of 2012 included a net, after-tax charge of $295.8 million, or $1.87 per share, related to a balance sheet repositioning involving certain investments and borrowings. Diluted earnings per common share was 20 cents for the second quarter of 2012, compared with diluted earnings per common share of 19 cents in the second quarter of 2011 and diluted loss per common share of $1.78 in the first quarter of 2012.

TCF reported a net loss of $251.4 million for the first six months of 2012, compared with net income of $60.7 million for the same period in 2011. Diluted loss per common share for the first six months of 2012 was $1.58, compared with earnings per common share of 40 cents for the same period in 2011.

TCF declared a dividend on its 7.50 percent Series A Non-cumulative Perpetual Preferred Stock payable on September 4, 2012 to stockholders of record at the close of business on August 15, 2012. TCF also declared a quarterly cash dividend of 5 cents per common share payable on August 31, 2012 to stockholders of record at the close of business on August 15, 2012.

Chairman’s Statement

“We began the year by saying 2012 would be a ‘building and investing’ year for TCF, and at the half-way point, it has been just that,” said William A. Cooper, Chairman and Chief Executive Officer.  “TCF has been proactive in preparing for the future through actions such as a balance sheet repositioning and disciplined asset growth in national lending businesses.  TCF listened to what consumers want in a checking product and reintroduced TCF Free Checking to its customers during the quarter.  TCF also bolstered its capital position during the quarter through preferred stock and subordinated debt offerings, while announcing the redemption of its trust preferred securities.

“The second quarter highlighted TCF’s earnings potential through a significant increase in net interest margin due to the full quarter impact of the balance sheet repositioning, as well as a change in trends in banking

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fees partially due to our deposit product fee structures.  Meanwhile, credit quality remains a challenge as we continue to work through problem credits.  We are seeing some encouraging trends in consumer real estate delinquencies, a leading indicator of consumer credit for TCF, which have decreased for a second consecutive quarter.

“I am excited about the evolution that has taken place at TCF over the past year and the return to our roots with TCF Free Checking.  Today, we are in a much better position for success than we were a year ago.  As we continue to build on our recent investments, I am confident in our ability to improve future stockholder value.”

Revenue

Total Revenue								Table 2
				Percent Change
	2Q	1Q	2Q	2Q12 vs	2Q12 vs	YTD	YTD	Percent
($ in thousands)	2012	2012	2011	1Q12	2Q11	2012	2011	Change
Net interest income	$198,224	$180,173	$176,150	10.0%	12.5%	$378,397	$350,190	8.1%
Fees and other revenue:
Fees and service charges	48,090	41,856	56,396	14.9	(14.7)	89,946	109,909	(18.2)
Card revenue	13,530	13,207	28,219	2.4	(52.1)	26,737	54,803	(51.2)
ATM revenue	6,276	6,199	7,091	1.2	(11.5)	12,475	13,796	(9.6)
Total banking fees	67,896	61,262	91,706	10.8	(26.0)	129,158	178,508	(27.6)
Leasing and equipment finance	23,207	22,867	22,279	1.5	4.2	46,074	49,029	(6.0)
Gains on sales of auto loans	5,496	2,250	-	144.3	N.M.	7,746	-	N.M.
Other	3,168	2,355	384	34.5	N.M.	5,523	1,078	N.M.
Total fees and other revenue	99,767	88,734	114,369	12.4	(12.8)	188,501	228,615	(17.5)
Subtotal	297,991	268,907	290,519	10.8	2.6	566,898	578,805	(2.1)
Gains (losses) on securities, net	13,116	76,611	(227)	(82.9)	N.M.	89,727	(227)	N.M.
Total revenue	$311,107	$345,518	$290,292	(10.0)	7.2	$656,625	$578,578	13.5

Net interest margin(1)	4.86%	4.14%	4.02%			4.49%	4.04%
Fees and other revenue as
a % of total revenue	32.07	25.68	39.40			28.71	39.51

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•         Net interest income for the second quarter of 2012 increased $22.1 million, or 12.5 percent, compared with the second quarter of 2011.  The increase was primarily due to the balance sheet repositioning completed in the first quarter of 2012, which resulted in a $37.9 million reduction to the cost of borrowings, partially offset by a $13.9 million reduction of interest income on mortgage-backed

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securities.  Additionally, average balances of inventory finance loans and auto finance loans were higher, and the average cost of deposits was lower, during the second quarter of 2012 compared to the same period in 2011. Offsetting the increase in net interest income were lower yields on leasing and equipment finance loans and leases and consumer and commercial real estate loans as the portfolio rebalances to the current rate environment. Net interest income for the second quarter of 2012 increased $18.1 million, or 10 percent, compared with the first quarter of 2012. The increase in net interest income from the first quarter of 2012 was primarily due to the full quarter impact of the balance sheet repositioning, which resulted in a $28.6 million reduction to the cost of borrowings, partially offset by a $12.4 million reduction of interest income on mortgage-backed securities.  Also offsetting the increase was reduced interest income on loans and leases, driven by lower yields on consumer and commercial loans, offset by higher average balances of inventory finance and auto finance loans.

•         Net interest margin in the second quarter of 2012 was 4.86 percent, compared with 4.02 percent in the second quarter of 2011. This increase was primarily due to lower average cost of borrowings due to the effects of the balance sheet repositioning, which increased net interest margin by 92 basis points, as well as decreased rates on various deposit products and a positive mix shift to the higher yielding business lines including inventory finance and auto finance.  These increases were partially offset by a decrease in yields in the consumer, commercial, and leasing and equipment finance portfolios as a result of the lower interest rate environment. Net interest margin increased by 72 basis points from 4.14 percent in the first quarter of 2012.  This increase was primarily due to a lower average cost of borrowings due to the effects of the balance sheet repositioning, which increased net interest margin by 69 basis points, and growth in the inventory finance and auto finance portfolios.  These increases were partially offset by decreased levels of higher yielding loans in the consumer portfolio as a result of the lower interest rate environment and increased balances in higher rate deposit accounts.

•         At June 30, 2012, interest-bearing deposits held at the Federal Reserve and unencumbered securities were $1.1 billion, an increase of $395 million from the second quarter of 2011 and $46 million from the

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first quarter of 2012.

Non-interest Income

•         Banking fees and service charges in the second quarter of 2012 were $48.1 million, down $8.3 million, or 14.7 percent, from the second quarter of 2011 and up $6.2 million, or 14.9 percent, from the first quarter of 2012. The decrease in banking fees and revenues from the second quarter of 2011 was primarily due to checking account program changes that resulted in a reduced number of accounts. The increase from the first quarter of 2012 was primarily due to seasonality of checking account transactions and our deposit product fee structure changes.

•         Card revenues were $13.5 million in the second quarter of 2012, a decrease of $14.7 million, or 52.1 percent, from the second quarter of 2011 and up $323 thousand, or 2.4 percent, from the first quarter of 2012. The decrease from the prior year is due to new debit card interchange regulations which took effect on October 1, 2011. The increase in card revenue from the first quarter of 2012 was primarily due to seasonal increases in transaction volume offset by a lower number of active checking accounts.

•         TCF sold $144.1 million of auto loans and recognized $5.5 million in associated gains during the second quarter of 2012, compared with the sale of $72 million of auto loans and recognition of $2.3 million in associated gains during the first quarter of 2012.

•         During the second quarter of 2012, TCF recognized a $13.1 million gain on sales of securities on the sale of its Visa® Class B stock.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q12 vs	2Q12 vs	YTD	YTD	Percent
	2012	2012	2011	1Q12	2Q11	2012	2011	Change
Period-End:
Consumer real estate	$6,811,784	$6,815,909	$7,018,240	(.1)%	(2.9)%
Commercial	3,523,070	3,467,089	3,614,395	1.6	(2.5)
Leasing and equipment finance	3,151,105	3,118,755	3,055,878	1.0	3.1
Inventory finance	1,457,263	1,637,958	905,922	(11.0)	60.9
Auto finance	262,188	139,047	-	88.6	N.M.
Other	29,094	29,178	37,510	(.3)	(22.4)
Total	$15,234,504	$15,207,936	$14,631,945.2		4.1

Average:
Consumer real estate	$6,793,415	$6,845,063	$7,034,448	(.8)	(3.4)	$6,819,239	$7,068,018	(3.5)%
Commercial	3,492,049	3,457,720	3,597,644	1.0	(2.9)	3,474,885	3,610,481	(3.8)
Leasing and equipment finance	3,145,914	3,128,329	3,068,550.6		2.5	3,137,122	3,093,969	1.4
Inventory finance	1,571,004	1,145,183	978,505	37.2	60.6	1,353,469	925,913	46.2
Auto finance	223,893	85,562	-	161.7	N.M.	154,728	-	N.M.
Other	17,647	17,582	19,463.4		(9.3)	17,612	20,603	(14.5)
Total	$15,243,922	$14,679,439	$14,698,610	3.8	3.7	$14,957,055	$14,718,984	1.6

N.M. = Not meaningful.

•         Loans and leases were $15.2 billion at June 30, 2012, an increase of $602.6 million, or 4.1 percent, compared with June 30, 2011, and flat compared with March 31, 2012.  The increase from June 30, 2011 was primarily due to growth in the inventory finance and auto finance portfolios, partially offset by lower balances in consumer real estate and commercial loans.  The increase in the inventory finance portfolio from the second quarter of 2011 was primarily due to the funding of dealers of Bombardier Recreational Products Inc. (“BRP”), which began on February 1, 2012. Increases in auto finance and commercial loans from the first quarter of 2012 were offset by decreases in inventory finance loans as a result of payments related to seasonal sales in the powersports and lawn and garden segments. Auto finance loans are expected to continue growing throughout 2012 as Gateway One Lending and Finance, LLC (“Gateway One”) expands its sales force, number of active dealers and number of states in its network. Gateway One increased its portfolio of managed loans, which includes loans, loans held for sale, and loans sold and serviced for others, by 40.4 percent to $780.3 million at June 30, 2012 from $555.8 million at March 31, 2012. Gateway One expanded its active dealers to 5,420 at June 30, 2012 from 4,452 at March 31, 2012.

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•         Average loans and leases were $15.2 billion at June 30, 2012, an increase of $545.3 million, or 3.7 percent, compared with June 30, 2011, and an increase of $564.5 million, or 3.8 percent, compared with March 31, 2012. The increases from June 30, 2011 and from March 31, 2012 were primarily due to growth in the inventory finance and auto finance portfolios, partially offset by a decrease in the consumer real estate portfolio.  The decreases in the average consumer real estate portfolios reflect a decline in production of new fixed-rate first mortgage loans as market rates available for such loans are not as attractive to TCF.  The increase in average inventory finance portfolios from both the second quarter of 2011 and the first quarter of 2012 was primarily due to the funding of dealers of BRP products.

Credit Quality

•         Over 60-day delinquencies decreased from March 31, 2012 and net charge-offs remained under peak 2010 levels, down $15.9 million year-to-date compared with the same 2011 period.  Non-performing assets increased from the first quarter due to increased non-accrual loans, primarily in commercial real estate.

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Credit Quality Summary of Performing and Underperforming Loans and Leases						Table 5

($ in thousands)				60+ Days	Non-accrual
	Performing Loans and Leases(1)			Delinquent and	Loans and	Total Loans
June 30, 2012	Non-classified	Classified(2)	Total	Accruing	Leases	and Leases
Consumer real estate	$6,547,940	$22,485	$6,570,425	$100,681	$140,678	$6,811,784
Commercial	3,070,917	296,322	3,367,239	5,616	150,215	3,523,070
Leasing and equipment finance	3,103,094	15,687	3,118,781	2,895	29,429	3,151,105
Inventory finance	1,446,730	8,427	1,455,157	206	1,900	1,457,263
Auto finance	262,046	-	262,046	142	-	262,188
Other	26,856	-	26,856	34	2,204	29,094
Total loans and leases	$14,457,583	$342,921	$14,800,504	$109,574	$324,426	$15,234,504
Percent of total loans and leases	94.9%	2.3%	97.2%	.7%	2.1%	100.0%

				60+ Days	Non-accrual
	Performing Loans and Leases(1)			Delinquent and	Loans and	Total Loans
March 31, 2012	Non-classified	Classified(2)	Total	Accruing	Leases	and Leases
Consumer real estate	$6,542,851	$20,099	$6,562,950	$103,655	$149,304	$6,815,909
Commercial	3,013,883	314,104	3,327,987	3,425	135,677	3,467,089
Leasing and equipment finance	3,071,833	19,956	3,091,789	6,951	20,015	3,118,755
Inventory finance	1,630,126	6,538	1,636,664	185	1,109	1,637,958
Auto finance	138,879	-	138,879	168	-	139,047
Other	26,288	-	26,288	52	2,838	29,178
Total loans and leases	$14,423,860	$360,697	$14,784,557	$114,436	$308,943	$15,207,936
Percent of total loans and leases	94.8%	2.4%	97.2%	.8%	2.0%	100.0%

				60+ Days	Non-accrual
	Performing Loans and Leases(1)			Delinquent and	Loans and	Total Loans
December 31, 2011	Non-classified	Classified(2)	Total	Accruing	Leases	and Leases
Consumer real estate	$6,614,679	$21,606	$6,636,285	$109,635	$149,371	$6,895,291
Commercial	2,990,515	330,310	3,320,825	1,148	127,519	3,449,492
Leasing and equipment finance	3,093,194	22,227	3,115,421	6,255	20,583	3,142,259
Inventory finance	616,677	7,040	623,717	160	823	624,700
Auto finance	3,231	-	3,231	397	-	3,628
Other	34,829	-	34,829	41	15	34,885
Total loans and leases	$13,353,125	$381,183	$13,734,308	$117,636	$298,311	$14,150,255
Percent of total loans and leases	94.4%	2.7%	97.1%	.8%	2.1%	100.0%

(1) Includes all loans and leases, including TDRs, that are not 60+ days delinquent or on non-accrual status.

(2) Excludes classified loans and leases that are 60+ days delinquent.  Classified loans and leases are those for which management has concerns regarding the borrower's ability to meet the existing terms and conditions, but may never become non-performing or result in a loss.

•         Performing loans and leases includes all loans and leases, including TDRs, that are not over 60-days delinquent or on non-accrual status.  Performing loans and leases comprised 97.2 percent of total loans and leases at June 30, 2012, flat compared with March 31, 2012.

•         The over 60-day delinquency rate was .73 percent, down from .77 percent at March 31, 2012 and unchanged from June 30, 2011. The decrease from the first quarter of 2012 was primarily due to decreases in leasing and equipment finance and consumer real estate delinquencies.

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•         Non-accrual loans and leases were $324.4 million at June 30, 2012, an increase of $15.5 million, or 5 percent, from March 31, 2012 and an increase of $2.7 million, or less than 1 percent, from June 30, 2011. The increase from March 31, 2012 was primarily due to a $15.8 million increase in commercial real estate non-accrual loans and one large non-accrual lease, partially offset by an $8.6 million decrease in consumer real estate non-accrual loans. The slight increase from June 30, 2011 was primarily due to increased commercial real estate non-accrual loans, partially offset by decreases in consumer real estate and commercial business non-accrual loans.  Of the $324.4 million of non-accrual loans and leases at June 30, 2012, 39 percent were less than 60 days past due.

•         Other real estate owned was $125.9 million at June 30, 2012, a decrease of $1.3 million from March 31, 2012 and a decrease of $10.6 million from June 30, 2011. The decrease from June 30, 2011 was primarily due to a decrease in the number of consumer properties owned.

•         Consumer real estate TDRs include loans where a payment modification (but generally not a reduction of principal) has been granted to a residential real estate customer. Based on clarifying guidance from the Securities and Exchange Commission, beginning in the second quarter of 2012, TCF now classifies trial modifications as TDRs at the beginning of the trial period. Previously, these loans were not classified as TDRs until performance was demonstrated at a reduced payment amount during a short trial period, resulting in a one-time $13.4 million increase of TDRs during the second quarter of 2012. Accruing consumer real estate TDRs totaled $465.6 million at June 30, 2012, and averaged 17 months since modification. These loans had a weighted average yield of 4 percent, and are reserved at an average rate of 14.1 percent. Of the accruing consumer real estate TDRs, 8.13 percent were over 60-days delinquent at June 30, 2012.  Included in the $465.6 million of accruing consumer real estate TDRs at June 30, 2012 are $336.4 million, or 72% of the total, of “non-classified” loans, meaning the loans were current and have not been delinquent for at least six months.

•         Commercial TDRs include loans where a payment or other modification (but generally not a reduction of principal) has been granted. Accruing commercial TDRs had a weighted average yield of 5.3 percent.

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Allowance for Loan and Lease Losses

Credit Quality Summary															Table 6
($ in thousands)							Percent Change
	2Q		1Q		2Q		2Q12 vs		2Q12 vs		YTD		YTD		Percent
Allowance for Loan and Lease Losses	2012		2012		2011		1Q12		2Q11		2012		2011		Change
Balance at beginning of period	$265,293		$255,672		$255,308		3.8%		3.9%		$255,672		$265,819		(3.8)%
Charge-offs	(49,833)		(44,675)		(48,457)		11.6		2.8		(94,509)		(109,561)		(13.7)
Recoveries	4,974		5,742		4,612		(13.4)		7.8		10,716		9,904		8.2
Net charge-offs	(44,859)		(38,933)		(43,845)		15.2		2.3		(83,793)		(99,657)		(15.9)
Provision for credit losses	54,106		48,542		44,005		11.5		23.0		102,648		89,279		15.0
Other	(379)		12		4		N.M.		NM		(366)		31		N.M.
Balance at end of period	$274,161		$265,293		$255,472		3.3		7.3		$274,161		$255,472		7.3

Net charge-offs as a percentage of
average loans and leases(1)
Consumer real estate
First mortgage lien	1.58%		1.66%		1.78%		(8)	bps	(20)	bps	1.62		1.80		(18)	bps
Junior lien	3.07		3.03		2.75		4		32		3.05		2.56		49
Total consumer real estate	2.05		2.09		2.09		(4)		(4)		2.07		2.04		3
Commercial	.97		.18		.30		79		67.57				1.13		(56)
Leasing and equipment finance	.15		.02		.45		13		(30)		.08		.41		(33)
Inventory finance	.06		.22		.13		(16)		(7)		.13		.12		1
Auto finance	.14		.01		-		13		14.11				-		11
Other	N.M		N.M		N.M		N.M		N.M		N.M		N.M		N.M
Total	1.18		1.06		1.19		12		(1)		1.12		1.35		(23)

Allowance as a percentage of period
end loans and leases	1.80%		1.74%		1.75%						1.80%		1.75%
Ratio of allowance to net charge-offs(1)	1.50	X	1.70	X	1.50	X					1.60	X	1.30	X

N.M. = Not meaningful.
(1) Annualized.

•         Allowance for loan and lease losses was $274.2 million, or 1.80 percent of loans and leases,  an increase of $8.9 million, compared with $265.3 million, or 1.74 percent, at March 31, 2012 and an increase of $18.7 million, compared with $255.5 million, or 1.75 percent, at June 30, 2011.

•       Provision for credit losses was $54.1 million, an increase of $5.6 million from $48.5 million recorded in the first quarter of 2012 and an increase of $10.1 million from $44 million in the second quarter of 2011. The increase from both periods was primarily due to increased provision expense on commercial loans and a $4 million reserve loss on one large lease exposure. The increase from the first quarter of 2012 was partially offset by decreased provision expense in inventory finance due to the first quarter on-boarding of the BRP program and lower seasonal loan balances.

•       Net loan and lease charge-offs were $44.9 million, or 1.18 percent, annualized, of average loans and leases, up $6 million from $38.9 million, or 1.06 percent, annualized, in the first quarter of 2012 and up

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$1.1 million from $43.8 million, or 1.19 percent, annualized, in the second quarter of 2011. The increase in net charge-offs from the first quarter of 2012 was primarily due to increased net charge-offs on commercial real estate loans. The increase in net charge-offs from the second quarter of 2011 was primarily due to increased net charge-offs on commercial real estate loans, partially offset by decreased net charge-offs on leasing and equipment finance loans and leases.

Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q12 vs	2Q12 vs	YTD	YTD	Percent
	2012	2012	2011	1Q12	2Q11	2012	2011	Change

Checking	$4,636,701	$4,565,065	$4,570,543	1.6%	1.4%	$4,600,882	$4,536,427	1.4%
Savings	6,053,264	5,905,118	5,628,249	2.5	7.6	5,979,191	5,536,823	8.0
Money market	748,016	662,493	648,862	12.9	15.3	705,255	661,114	6.7
Subtotal	11,437,981	11,132,676	10,847,654	2.7	5.4	11,285,328	10,734,364	5.1
Certificates	1,608,653	1,135,673	1,092,368	41.6	47.3	1,372,164	1,092,452	25.6
Total deposits	$13,046,634	$12,268,349	$11,940,022	6.3	9.3	$12,657,492	$11,826,816	7.0

Average interest rate on deposits(1)	.31%	.30%	.38%			.31%	.40%

(1) Annualized.

•         Total average deposits increased $1.1 billion, or 9.3 percent, from the second quarter of 2011 and increased $778.3 million, or 6.3 percent, from the first quarter of 2012, primarily due to the assumption of $778 million of deposits from Prudential Bank & Trust, FSB (“PB&T”).  The deposits consist primarily of IRA accounts with certificates of deposit, savings accounts and brokerage sweep accounts gathered by PB&T through its relationship with Prudential Retirement.

•         The average interest cost of deposits in the second quarter of 2012 was .31 percent, down 7 basis points from the second quarter of 2011 and basically flat from the first quarter of 2012. The decrease in the average interest cost of deposits from the second quarter of 2011 was primarily due to pricing strategies on certain deposit products, partially offset by higher average interest costs on the PB&T deposits assumed in June 2012.

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Non-interest Expense

Non-interest Expense								Table 8
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q12 vs	2Q12 vs	YTD	YTD	Percent
	2012	2012	2011	1Q12	2Q11	2012	2011	Change
Compensation and
employee benefits	$97,787	$95,967	$89,082	1.9%	9.8%	$193,754	$178,439	8.6%
Occupancy and equipment	32,731	32,246	30,783	1.5	6.3	64,977	62,942	3.2
FDIC insurance	8,469	6,386	7,542	32.6	12.3	14,855	14,737.8
Advertising and marketing	5,404	2,617	3,479	106.5	55.3	8,021	6,639	20.8
Deposit account premiums	1,690	5,971	6,166	(71.7)	(72.6)	7,661	9,364	(18.2)
Other	36,956	37,296	37,067	(.9)	(.3)	74,252	71,633	3.7
Core operating expenses	183,037	180,483	174,119	1.4	5.1	363,520	343,754	5.8
Loss on termination of debt	-	550,735	-	(100.0)	-	550,735	-	N.M.
Foreclosed real estate and
repossessed assets, net	12,059	11,047	12,617	9.2	(4.4)	23,106	25,485	(9.3)
Operating lease depreciation	6,417	6,731	7,859	(4.7)	(18.3)	13,148	15,787	(16.7)
Other credit costs, net	1,476	(288)	496	N.M.	197.6	1,188	3,044	(61.0)
Total non-interest expense	$202,989	$748,708	$195,091	(72.9)	4.0	$951,697	$388,070	145.2

N.M. = Not meaningful.

•         Compensation and employee benefits expense increased $8.7 million, or 9.8 percent, from the second quarter of 2011 and increased $1.8 million, or 1.9 percent, from the first quarter of 2012. The increase from the second quarter of 2011 was primarily due to Gateway One, acquired in November 2011, as well as increased staffing levels to support the increased assets of the BRP program in Inventory Finance. The increase from the first quarter of 2012 was primarily due to higher salary expense in the auto finance business as it ramps up capacity to originate and service higher loan volumes, increased lending staff across all businesses and an increase in medical plan expenses, partially offset by the seasonal decrease in payroll taxes.

•         FDIC insurance expense increased $927 thousand, or 12.3 percent, from the second quarter of 2011 and increased $2.1 million, or 32.6 percent, from the first quarter of 2012. These increases were primarily due to increased insurance rates as a result of the net loss associated with the balance sheet repositioning completed in the first quarter of 2012.

•         Foreclosed real estate and repossessed asset expense decreased $558 thousand, or 4.4 percent, from the second quarter of 2011 and increased $1 million, or 9.2 percent, from the first quarter of 2012. The decrease from the second quarter of 2011 was primarily due to fewer consumer real estate properties

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owned. The increase from the first quarter of 2012 was primarily due to increased write-downs on commercial real estate properties owned.

Capital and Borrowing Capacity

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	2Q		4Q
	2012		2011
Total equity	$1,755,908		$1,878,627
Total equity to total assets	9.83%		9.90%
Book value per common share	$9.67		$11.65
Tangible realized common equity to tangible assets(1)	7.50%		8.42%

Risk-based capital
Tier 1	$1,508,176	10.53%	$1,706,926	12.67%
Total(2)	1,877,714	13.11	1,994,875	14.80

Tier 1 leverage capital	$1,508,176	8.64%	$1,706,926	9.15%

Tier 1 common capital(3)	$1,326,518	9.26%	$1,581,432	11.74%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see
“Reconciliation of GAAP to Non-GAAP Measures” table).
(2) The Company's capital ratios continue to be in excess of "Well-capitalized" regulatory benchmarks.
(3) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see
“Reconciliation of GAAP to Non-GAAP Measures” table).

•         During the second quarter of 2012, TCF issued $172.5 million of 7.50 percent Series A Non-Cumulative Perpetual Preferred Stock, par value $.01 per share. The preferred stock qualifies as Tier 1 capital.

•         On June 25, 2012, TCF announced that it will fully redeem $115 million of 10.75 percent trust preferred securities on July 30, 2012.  As a result, the trust preferred securities are no longer included within the computation of Tier 1 capital.

•         Also during the second quarter of 2012, TCF National Bank issued $110 million of subordinated notes.  The notes are due June 8, 2022 and bear interest at a fixed rate of 6.25% until maturity, and qualify as Tier 2 capital.

•         On July 18, 2012, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on August 31, 2012 to stockholders of record at the close of business on August 15, 2012 and a dividend on the 7.50 percent Series A Non-cumulative Perpetual Preferred Stock payable on September 4, 2012 to stockholders of record at the close of business on August 15, 2012.

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•         At June 30, 2012, TCF had $2.7 billion in unused, secured borrowing capacity at the FHLB of Des Moines, $525 million in unused, secured borrowing capacity at the Federal Reserve Discount Window and $532 million in unused borrowing capacity under existing federal funds lines.

Website Information

     A live webcast of TCF’s conference call to discuss the second quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on July 19, 2012 at 10:00 a.m. CT.  Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

____________________________________________________________________________________

TCF is a Wayzata, Minnesota-based national bank holding company with $17.9 billion in total assets at June 30, 2012. TCF has over 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business and leverage lending in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions, Credit and Other Risks  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; limitations on TCF’s ability to attract and retain manufacturers and dealers to expand the inventory finance business.

Legislative and Regulatory Requirements  New consumer protection and supervisory requirements and regulations, including those resulting from action by the CFPB and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the  Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in

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securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions or the success of TCF’s reintroduction of the Free Checking product which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Competitive Conditions; Supermarket Branching Risk; Growth Risks  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches including the announcement on July 11, 2012 by SuperValu that it is exploring strategic alternatives; customers completing financial transactions without using a bank; the effect of any negative publicity; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify our balance sheet through programs or new opportunities; failure to successfully attract and retain new customers; product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters  Technological or operational difficulties, loss or theft of information, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in financial obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$208,766	$213,823	$(5,057)	(2.4)%
Securities available for sale	5,816	20,639	(14,823)	(71.8)
Investments and other	3,633	1,836	1,797	97.9
Total interest income	218,215	236,298	(18,083)	(7.7)
Interest expense:
Deposits	10,197	11,430	(1,233)	(10.8)
Borrowings	9,794	48,718	(38,924)	(79.9)
Total interest expense	19,991	60,148	(40,157)	(66.8)
Net interest income	198,224	176,150	22,074	12.5
Provision for credit losses	54,106	44,005	10,101	23.0
Net interest income after provision for
credit losses	144,118	132,145	11,973	9.1
Non-interest income:
Fees and service charges	48,090	56,396	(8,306)	(14.7)
Card revenue	13,530	28,219	(14,689)	(52.1)
ATM revenue	6,276	7,091	(815)	(11.5)
Subtotal	67,896	91,706	(23,810)	(26.0)
Leasing and equipment finance	23,207	22,279	928	4.2
Gains on sales of auto loans	5,496	-	5,496	N.M.
Other	3,168	384	2,784	N.M.
Fees and other revenue	99,767	114,369	(14,602)	(12.8)
Gains (losses) on securities, net	13,116	(227)	13,343	N.M.
Total non-interest income	112,883	114,142	(1,259)	(1.1)
Non-interest expense:
Compensation and employee benefits	97,787	89,082	8,705	9.8
Occupancy and equipment	32,731	30,783	1,948	6.3
FDIC insurance	8,469	7,542	927	12.3
Advertising and marketing	5,404	3,479	1,925	55.3
Deposit account premiums	1,690	6,166	(4,476)	(72.6)
Other	36,956	37,067	(111)	(.3)
Subtotal	183,037	174,119	8,918	5.1
Loss on termination of debt	-	-	-	-
Foreclosed real estate and repossessed assets, net	12,059	12,617	(558)	(4.4)
Operating lease depreciation	6,417	7,859	(1,442)	(18.3)
Other credit costs, net	1,476	496	980	197.6
Total non-interest expense	202,989	195,091	7,898	4.0
Income before income tax expense	54,012	51,196	2,816	5.5
Income tax expense	20,542	19,086	1,456	7.6
Income after income tax expense	33,470	32,110	1,360	4.2
Income attributable to non-controlling interest	1,939	1,686	253	15.0
Net income available to common stockholders	$31,531	$30,424	$1,107	3.6
Other comprehensive income:
Unrealized holding gains arising during the
period on securities available for sale	19,868	31,084	(11,216)	(36.1)
Foreign currency hedge	268	(93)	361	N.M.
Foreign currency translation adjustment	(324)	120	(444)	N.M.
Recognized postretirement prior service cost
and transition obligation	(7)	1	(8)	N.M.
Income tax expense	(7,375)	(11,362)	3,987	(35.1)
Total other comprehensive income	12,430	19,750	(7,320)	(37.1)
Comprehensive income	$43,961	$50,174	$(6,213)	(12.4)
Net income per common share:
Basic	$.20	$.19	$.01	5.3
Diluted	.20	.19	.01	5.3

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent
shares outstanding (in thousands):
Basic	159,113	157,064	2,048	1.3
Diluted	159,539	157,463	2,077	1.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$414,750	$428,496	$(13,746)	(3.2)%
Securities available for sale	24,928	40,068	(15,140)	(37.8)
Investments and other	6,066	3,637	2,429	138.6
Total interest income	445,744	472,201	(26,457)	(5.6)
Interest expense:
Deposits	19,258	23,434	(4,176)	(17.8)
Borrowings	48,089	98,577	(50,488)	(51.2)
Total interest expense	67,347	122,011	(54,664)	(44.8)
Net interest income	378,397	350,190	28,207	8.1
Provision for credit losses	102,648	89,279	13,369	15.0
Net interest income after provision for
credit losses	275,749	260,911	14,838	5.7
Non-interest income:
Fees and service charges	89,946	109,909	(19,963)	(18.2)
Card revenue	26,737	54,803	(28,066)	(51.2)
ATM revenue	12,475	13,796	(1,321)	(9.6)
Subtotal	129,158	178,508	(49,350)	(27.6)
Leasing and equipment finance	46,074	49,029	(2,955)	(6.0)
Gains on sales of auto loans	7,746	-	(40,114)	(17.5)
Other	5,523	1,078	7,746	100.0
Fees and other revenue	188,501	228,615	(84,673)	(37.0)
Gains (losses) on securities, net	89,727	(227)	-	-
Total non-interest income	278,228	228,388	89,954	-
Non-interest expense:
Compensation and employee benefits	193,754	178,439	-	-
Occupancy and equipment	64,977	62,942	15,315	8.6
FDIC insurance	14,855	14,737	2,035	3.2
Advertising and marketing	8,021	6,639	(1,703)	(18.2)
Deposit account premiums	7,661	9,364	118	0.8
Other	74,252	71,633	1,382	20.8
Subtotal	363,520	343,754	2,619	3.7
Loss on termination of debt	550,735	-	(1,856)	(61.0)
Foreclosed real estate and repossessed assets, net	23,106	25,485	19,766	5.8
Operating lease depreciation	13,148	15,787	(2,379)	(9.3)
Other credit costs, net	1,188	3,044	(2,639)	(16.7)
Total non-interest expense	951,697	388,070	550,735	100.0
(Loss) income before income tax expense	(397,720)	101,229	563,627	145.2
Income tax (benefit) expense	(149,702)	37,858	(498,949)	-
(Loss) income after income tax expense	(248,018)	63,371	(187,560)	-
Income attributable to non-controlling interest	3,345	2,675	(311,389)	-
Net (loss) income available to common stockholders	$(251,363)	$60,696	$670	25.0
Other comprehensive (loss) income:
Reclassification adjustment for securities gains
included in net income	(76,967)	-	(76,967)	N.M.
Unrealized holding gains arising during the
period on securities available for sale	12,100	10,014	2,086	20.8
Foreign currency hedge	(136)	(600)	464	(77.3)
Foreign currency translation adjustment	61	534	(473)	(88.6)
Recognized postretirement actuarial service cost
and transition obligation	(14)	2	(16)	N.M.
Income tax benefit (expense)	23,833	(3,458)	27,291	N.M.
Total other comprehensive (loss) income	(41,123)	6,492	(47,615)	N.M.
Comprehensive (loss) income	$(292,486)	$67,188	$(359,674)	N.M.
Net income per common share:
Basic	$(1.58)	$.40	$(1.98)	N.M.
Diluted	(1.58)	.40	(1.98)	N.M.

Dividends declared per common share	$.10	$.10	$-	-

Average common and common equivalent
shares outstanding (in thousands):
Basic	158,810	150,765	8,045	5.3
Diluted	158,810	151,136	7,673	5.1

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Jun. 30	At Dec. 31	Change
	2012	2011	$	%
ASSETS

Cash and due from banks	$865,257	$1,389,704	$(524,447)	(37.7)%
Investments	120,814	157,780	(36,966)	(23.4)
Securities available for sale	757,233	2,324,038	(1,566,805)	(67.4)
Loans and leases held for sale	9,664	14,321	(4,657)	(32.5)
Loans and leases:
Consumer real estate	6,811,784	6,895,291	(83,507)	(1.2)
Commercial	3,523,070	3,449,492	73,578	2.1
Leasing and equipment finance	3,151,105	3,142,259	8,846.3
Inventory finance	1,457,263	624,700	832,563	N.M.
Auto finance	262,188	3,628	258,560	N.M.
Other	29,094	34,885	(5,791)	(16.6)
Total loans and leases	15,234,504	14,150,255	1,084,249	7.7
Allowance for loan and lease losses	(274,161)	(255,672)	(18,489)	7.2
Net loans and leases	14,960,343	13,894,583	1,065,760	7.7
Premises and equipment, net	442,311	436,281	6,030	1.4
Goodwill	225,640	225,640	-	-
Other assets	489,335	537,041	(47,706)	(8.9)
Total assets	$17,870,597	$18,979,388	$(1,108,791)	(5.8)

LIABILITIES AND EQUITY

Deposits:
Checking	$4,701,917	$4,629,749	$72,168	1.6
Savings	6,227,133	5,855,263	371,870	6.4
Money market	880,545	651,377	229,168	35.2
Subtotal	11,809,595	11,136,389	673,206	6.0
Certificates of deposit	1,894,711	1,065,615	829,096	77.8
Total deposits	13,704,306	12,202,004	1,502,302	12.3
Short-term borrowings	7,487	6,416	1,071	16.7
Long-term borrowings	2,075,923	4,381,664	(2,305,741)	(52.6)
Total borrowings	2,083,410	4,388,080	(2,304,670)	(52.5)
Accrued expenses and other liabilities	326,973	510,677	(183,704)	(36.0)
Total liabilities	16,114,689	17,100,761	$(986,072)	(5.8)
Equity:
Preferred stock, par value $.01 per share,
30,000,000 authorized; and 6,900 shares issued	166,721	-	166,721	N.M.
Common stock, par value $.01 per share,
280,000,000 shares authorized; 162,790,655
and 160,366,380 shares issued	1,628	1,604	24	1.5
Additional paid-in capital	738,437	715,247	23,190	3.2
Retained earnings, subject to certain restrictions	860,560	1,127,823	(267,263)	(23.7)
Accumulated other comprehensive income	15,703	56,826	(41,123)	(72.4)
Treasury stock at cost, 42,566 shares, and other	(42,078)	(33,367)	(8,711)	26.1
Total TCF Financial Corp. stockholders' equity	1,740,971	1,868,133	(127,162)	(6.8)
Non-controlling interest in subsidiaries	14,937	10,494	4,443	42.3
Total equity	1,755,908	1,878,627	(122,719)	(6.5)
Total liabilities and equity	$17,870,597	$18,979,388	(1,108,791)	(5.8)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2012	2012	2011	2011	2011	2012		2011
Delinquency Data - Principal Balances(1)
60 days or more:
Consumer real estate
First mortgage lien	$86,714	$88,092	$87,358	$78,241	$74,090	$(1,378)		$12,624
Junior lien	13,967	15,563	22,277	18,499	17,780	(1,596)		(3,813)
Total consumer real estate	100,681	103,655	109,635	96,740	91,870	(2,974)		8,811
Commercial	5,616	3,425	1,148	3,079	6,238	2,191		(622)
Leasing and equipment finance	1,492	4,919	3,512	2,840	2,447	(3,427)		(955)
Inventory finance	206	185	160	306	145	21		61
Auto finance	62	2	-	-	-	60		62
Other	34	52	41	58	171	(18)		(137)
Subtotal	108,091	112,238	114,496	103,023	100,871	(4,147)		7,220
Acquired portfolios	1,483	2,198	3,140	1,870	2,993	(715)		(1,510)
Total delinquencies	$109,574	$114,436	$117,636	$104,893	$103,864	$(4,862)		$5,710

Delinquency Data - % of Portfolio(1)
60 days or more:
Consumer real estate
First mortgage lien	1.93%	1.93%	1.89%	1.68%	1.58%	-	bps	35	bps
Junior lien	.64	.74	1.04	.86	.82	(10)		(18)
Total consumer real estate	1.51	1.55	1.63	1.42	1.34	(4)		17
Commercial	.17	.10	.03	.09	.18	7		(1)
Leasing and equipment finance	.05	.17	.13	.11	.09	(12)		(4)
Inventory finance	.01	.01	.03	.04	.02	-		(1)
Auto finance	.02	-	-	-	-	2		2
Other	.13	.20	.12	.18	.46	(7)		(33)
Subtotal	.74	.77	.85	.75	.73	(3)		1
Acquired portfolios	.58	.66	.84	.51	.70	(8)		(12)
Total delinquencies	.73	.77	.85	.75	.73	(4)		-

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2012	2012	2011	2011	2011	2012		2011
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$122,406	$125,895	129,114	130,671	129,837	$(3,489)		$(7,431)
Junior lien	18,272	23,409	20,257	18,223	21,069	(5,137)		(2,797)
Total consumer real estate	140,678	149,304	149,371	148,894	150,906	(8,626)		(10,228)
Commercial	150,215	135,677	127,519	133,260	140,407	14,538		9,808
Leasing and equipment finance	29,429	20,015	20,583	24,437	29,682	9,414		(253)
Inventory finance	1,900	1,109	823	1,077	634	791		1,266
Other	2,204	2,838	15	4	32	(634)		2,172
Total non-accrual loans and leases	$324,426	$308,943	298,311	307,672	321,661	$15,483		$2,765

Non-accrual loans and leases - rollforward
Balance, beginning of period	$308,943	$298,311	$307,672	$321,661	$319,049	$10,632		$(10,106)
Additions	111,739	85,670	125,893	80,014	86,996	26,069		24,743
Charge-offs	(28,228)	(19,683)	(38,263)	(29,338)	(22,401)	(8,545)		(5,827)
Transfers to other assets	(34,473)	(25,603)	(31,486)	(21,654)	(27,078)	(8,870)		(7,395)
Return to accrual status	(22,200)	(21,243)	(19,932)	(20,272)	(21,985)	(957)		(215)
Payments received	(12,261)	(9,202)	(45,238)	(23,843)	(14,383)	(3,059)		2,122
Other, net	906	693	(335)	1,104	1,463	213		(557)
Balance, end of period	$324,426	$308,943	$298,311	$307,672	$321,661	$15,483		$2,765

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

						Change from
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
	2012	2012	2011	2011	2011	2012	2011
Other Real Estate Owned
Other real estate owned(1)
Consumer real estate	$83,176	$84,996	$87,792	$88,206	$94,311	$(1,820)	$(11,135)
Commercial real estate	42,700	42,232	47,106	42,207	42,188	468	512
Total other real estate owned	$125,876	$127,228	$134,898	$130,413	$136,499	$(1,352)	$(10,623)

Other real estate owned - rollforward
Balance, beginning of period	$127,228	$134,898	$130,413	$136,499	$142,154	$(7,670)	$(14,926)
Transferred in	33,739	25,624	33,864	24,939	27,649	8,115	6,090
Sales	(29,448)	(28,601)	(25,909)	(26,095)	(28,759)	(847)	(689)
Writedowns	(6,237)	(5,267)	(5,719)	(6,337)	(6,741)	(970)	504
Other, net	594	574	2,249	1,407	2,196	20	(1,602)
Balance, end of period	$125,876	$127,228	$134,898	$130,413	$136,499	$(1,352)	$(10,623)

Ending number of properties owned
Consumer real estate	426	466	465	456	488	(40)	(62)
Commercial real estate	32	32	33	33	26	-	6
Total	458	498	498	489	514	(40)	(56)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Allowance for Loan and Lease Losses
	At June 30, 2012		At March 31, 2012		At June 30, 2011		Change from
		% of		% of		% of	Mar. 31,		Jun. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2012		2011
Consumer real estate	$188,087	2.76%	$183,825	2.70%	$175,716	2.50%	6	bps	26	bps
Commercial	50,699	1.44	50,444	1.45	50,783	1.41	(1)		3
Leasing and
equipment finance	25,450.81		21,537.69		24,611.81		12		-
Inventory finance	7,072.49		7,556.46		2,941.32		3		17
Auto finance	1,951.74		1,019.73		-	-	1		N.M.
Other	902	3.10	912	3.13	1,421	3.79	(3)		(69)
Total	$274,161	1.80	$265,293	1.74	$255,472	1.75	6		5

Net Charge-Offs as a Percentage of Average Loans and Leases
							Change from
		Quarter Ended(1)					Quarter Ended
		Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
		2012	2012	2011	2011	2011	2012		2011
Consumer real estate
First mortgage lien		1.58%	1.66%	1.94%	2.29%	1.78%	(8)	bps	(20)	bps
Junior lien		3.07	3.03	2.63	2.99	2.75	4		32
	Total consumer real estate	2.05	2.09	2.15	2.51	2.09	(4)		(4)
Commercial		.97	.18	1.79	.57	.30	79		67
Leasing and equipment finance		.15	.02	.46	.36	.45	13		(30)
Inventory finance		.06	.22	.03	.13	.13	(16)		(7)
Auto finance		.14	.01	-	-	-	13		N.M.
Other		N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total		1.18	1.06	1.63	1.48	1.19	12		(1)

(1) Annualized.
N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2012			2011
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1) (2)	Balance	Interest	Rates(1) (2)
ASSETS:
Investments and other	$430,084	$2,654	2.48%	$693,678	$1,836	1.06%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	733,796	5,813	3.17	2,104,294	20,614	3.92
U.S. Treasury securities	-	-	-	135,613	20.06
Other securities	225	3	4.14	353	5	5.68
Total securities available for sale(3)	734,021	5,816	3.17	2,240,260	20,639	3.69
Loans and leases held for sale	44,788	979	8.80	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,365,670	63,432	5.84	4,655,198	70,615	6.08
Variable-rate	2,427,745	30,202	5.00	2,379,250	30,566	5.15
Total consumer real estate	6,793,415	93,634	5.54	7,034,448	101,181	5.77
Commercial:
Fixed- and adjustable-rate	2,730,085	37,242	5.49	2,877,903	41,442	5.78
Variable-rate	761,964	7,550	3.99	719,741	7,757	4.32
Total commercial	3,492,049	44,792	5.16	3,597,644	49,199	5.49
Leasing and equipment finance	3,145,914	43,109	5.48	3,068,550	46,184	6.02
Inventory finance	1,571,004	23,690	6.07	978,505	17,340	7.11
Auto finance	223,893	3,835	6.89	-	-	-
Other	17,647	336	7.66	19,463	437	9.01
Total loans and leases	15,243,922	209,396	5.52	14,698,610	214,341	5.85
Total interest-earning assets	16,452,815	218,845	5.34	17,632,548	236,816	5.38
Other assets	1,202,003			1,163,783
Total assets	$17,654,818			$18,796,331
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,316,767			$1,475,191
Small business	725,052			683,323
Commercial and custodial	310,321			278,808
Total non-interest bearing deposits	2,352,140			2,437,322
Interest-bearing deposits:
Checking	2,306,810	883.15		2,152,646	1,221.23
Savings	6,031,015	5,164.34		5,608,824	7,279.52
Money market	748,016	718.39		648,862	731.45
Subtotal	9,085,841	6,765.30		8,410,332	9,231.44
Certificates of deposit	1,608,653	3,432.86		1,092,368	2,199.82
Total interest-bearing deposits	10,694,494	10,197.38		9,502,700	11,430.48
Total deposits	13,046,634	10,197.31		11,940,022	11,430.38
Borrowings:
Short-term borrowings	705,888	535.30		35,227	21.24
Long-term borrowings	1,986,182	9,259	1.87	4,513,301	48,697	4.33
Total borrowings	2,692,070	9,794	1.46	4,548,528	48,718	4.29
Total interest-bearing liabilities	13,386,564	19,991.60		14,051,228	60,148	1.72
Total deposits and borrowings	15,738,704	19,991.51		16,488,550	60,148	1.46
Other liabilities	335,113			556,641
Total liabilities	16,073,817			17,045,191
Total TCF Financial Corp. stockholders' equity	1,563,158			1,739,523
Non-controlling interest in subsidiaries	17,843			11,617
Total equity	1,581,001			1,751,140
Total liabilities and equity	$17,654,818			$18,796,331
Net interest income and margin		$198,854	4.86%		$176,668	4.02%

(1) Annualized.
(2) Interest and yields are presented on a fully tax equivalent basis.
(3) Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2012			2011
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1) (2)	Balance	Interest	Rates(1) (2)
ASSETS:
Investments and other	$587,802	$5,042	1.72%	$636,190	$3,637	1.15%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	1,410,407	24,924	3.53	2,033,159	40,025	3.94
U.S. Treasury securities	-	-	-	91,685	33.07
Other securities	227	4	4.13	370	10	5.44
Total securities available for sale(3)	1,410,634	24,928	3.53	2,125,214	40,068	3.77
Loans and leases held for sale	25,330	1,024	8.13	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,404,410	129,584	5.92	4,694,690	142,421	6.12
Variable-rate	2,414,829	60,270	5.02	2,373,328	60,846	5.17
Total consumer real estate	6,819,239	189,854	5.60	7,068,018	203,267	5.80
Commercial:
Fixed- and adjustable-rate	2,733,967	75,452	5.55	2,895,151	83,484	5.81
Variable-rate	740,918	15,062	4.09	715,330	15,414	4.35
Total commercial	3,474,885	90,514	5.24	3,610,481	98,898	5.52
Leasing and equipment finance	3,137,122	87,109	5.55	3,093,969	93,741	6.06
Inventory finance	1,353,469	42,416	6.30	925,913	32,665	7.11
Auto finance	154,728	5,418	7.04	-	-	-
Other	17,612	705	8.04	20,603	913	8.94
Total loans and leases	14,957,055	416,016	5.59	14,718,984	429,484	5.87
Total interest-earning assets	16,980,821	447,010	5.29	17,480,388	473,189	5.45
Other assets	1,290,585			1,158,886
Total assets	$18,271,406			$18,639,274
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,338,539			$1,466,507
Small business	716,734			675,861
Commercial and custodial	307,427			285,125
Total non-interest bearing deposits	2,362,700			2,427,493
Interest-bearing deposits:
Checking	2,260,499	1,785.16		2,128,673	2,577.24
Savings	5,956,874	10,602.36		5,517,084	14,776.54
Money market	705,255	1,328.38		661,114	1,639.50
Subtotal	8,922,628	13,715.31		8,306,871	18,992.46
Certificates of deposit	1,372,164	5,543.81		1,092,452	4,442.82
Total interest-bearing deposits	10,294,792	19,258.38		9,399,323	23,434.50
Total deposits	12,657,492	19,258.31		11,826,816	23,434.40
Borrowings:
Short-term borrowings	571,019	865.30		59,000	113.39
Long-term borrowings	2,901,673	47,224	3.27	4,607,492	98,464	4.30
Total borrowings	3,472,692	48,089	2.78	4,666,492	98,577	4.25
Total interest-bearing liabilities	13,767,484	67,347.98		14,065,815	122,011	1.75
Total deposits and borrowings	16,130,184	67,347.84		16,493,308	122,011	1.49
Other liabilities	435,210			508,983
Total liabilities	16,565,394			17,002,291
Total TCF Financial Corp. stockholders' equity	1,690,337			1,627,238
Non-controlling interest in subsidiaries	15,675			9,745
Total equity	1,706,012			1,636,983
Total liabilities and equity	$18,271,406			$18,639,274
Net interest income and margin		$379,663	4.49%		$351,178	4.04%

(1) Annualized.
(2) Interest and yields are presented on a fully tax equivalent basis.
(3) Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)
	At or For the Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2012	2012	2011	2011	2011
Interest income:
Loans and leases	$208,766	$205,984	$205,415	$210,885	$213,823
Securities available for sale	5,816	19,112	22,559	22,561	20,639
Investments and other	3,633	2,433	2,333	1,997	1,836
Total interest income	218,215	227,529	230,307	235,443	236,298
Interest expense:
Deposits	10,197	9,061	9,791	11,883	11,430
Borrowings	9,794	38,295	47,082	47,496	48,718
Total interest expense	19,991	47,356	56,873	59,379	60,148
Net interest income	198,224	180,173	173,434	176,064	176,150
Provision for credit losses	54,106	48,542	59,249	52,315	44,005
Net interest income after provision for
credit losses	144,118	131,631	114,185	123,749	132,145
Non-interest income:
Fees and service charges	48,090	41,856	51,002	58,452	56,396
Card revenue	13,530	13,207	13,643	27,701	28,219
ATM revenue	6,276	6,199	6,608	7,523	7,091
Subtotal	67,896	61,262	71,253	93,676	91,706
Leasing and equipment finance	23,207	22,867	18,492	21,646	22,279
Gains on sales of auto loans	5,496	2,250	1,133	-	-
Other	3,168	2,355	1,570	786	384
Fees and other revenue	99,767	88,734	92,448	116,108	114,369
Gains (losses) on securities, net	13,116	76,611	5,842	1,648	(227)
Total non-interest income	112,883	165,345	98,290	117,756	114,142
Non-interest expense:
Compensation and employee benefits	97,787	95,967	82,595	87,758	89,082
Occupancy and equipment	32,731	32,246	32,366	31,129	30,783
FDIC insurance	8,469	6,386	6,647	7,363	7,542
Advertising and marketing	5,404	2,617	2,250	1,145	3,479
Deposit account premiums	1,690	5,971	6,482	7,045	6,166
Other	36,956	37,296	39,148	34,708	37,067
Subtotal	183,037	180,483	169,488	169,148	174,119
Loss on termination of debt	-	550,735	-	-	-
Foreclosed real estate and repossessed assets, net	12,059	11,047	11,323	12,430	12,617
Operating lease depreciation	6,417	6,731	6,811	7,409	7,859
Other credit costs, net	1,476	(288)	(89)	(139)	496
Total non-interest expense	202,989	748,708	187,533	188,848	195,091
Income (loss) before income tax expense	54,012	(451,732)	24,942	52,657	51,196
Income tax expense (benefit)	20,542	(170,244)	7,424	19,159	19,086
Income (loss) after income tax expense	33,470	(281,488)	17,518	33,498	32,110
Income attributable to non-controlling interest	1,939	1,406	1,075	1,243	1,686
Net income (loss) available to common stockholders	$31,531	$(282,894)	$16,443	$32,255	$30,424
Other comprehensive income (loss):
Reclassification adjustment for securities gains
included in net income	-	(76,967)	(6,130)	(1,915)	-
Unrealized holding gains (losses) arising during the
period on securities available for sale	19,868	(7,768)	(4,334)	116,958	31,084
Foreign currency hedge	268	(404)	(458)	1,319	(93)
Foreign currency translation adjustment	(324)	385	443	(1,410)	120
Recognized postretirement prior service cost
and transition obligation	(7)	(7)	305	1	1
Income tax (expense) benefit	(7,375)	31,208	3,890	(42,643)	(11,362)
Total other comprehensive income (loss)	12,430	(53,553)	(6,284)	72,310	19,750
Comprehensive income (loss)	$43,961	$(336,447)	$10,159	$104,565	$50,174
Net income (loss) per common share:
Basic	$.20	$(1.78)	$.10	$.20	$.19
Diluted	.20	(1.78)	.10	.20	.19

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Highlights:
Pre-tax pre-provision profit(1)	$108,118	$70,578	$84,191	$104,972	$95,201
Return on average assets(2)	.76%	(5.96)%	.37%	.71%	.68%
Return on average common equity(2)	8.13	(63.38)	3.55	7.12	7.00
Net interest margin(2)	4.86	4.14	3.92	3.96	4.02

(1) Pre-tax pre-provision profit ("PTPP") is calculated as total revenues less non-interest expense. First quarter and year-to-date 2012 PTPP excludes the net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.
(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,
		2012		2012		2011		2011		2011

ASSETS
Cash and due from banks		$555,590		$863,310		$1,175,118		$1,078,521		$802,812
Investments		149,813		168,805		162,359		162,717		166,039
Mortgage-backed securities		736,251		2,021,574		2,374,026		2,357,865		2,153,016
U.S. Treasury securities		-		-		-		10,761		135,613
Other securities		2,097		1,678		1,816		2,132		2,360
Total securities available for sale		738,348		2,023,252		2,375,842		2,370,758		2,290,989
Loans and leases held for sale		44,788		5,872		4,822		-		-
Loans and leases:
Consumer real estate:
Fixed-rate		4,365,670		4,443,148		4,528,165		4,592,855		4,655,198
Variable-rate		2,427,745		2,401,915		2,404,886		2,392,966		2,379,250
Total consumer real estate		6,793,415		6,845,063		6,933,051		6,985,821		7,034,448
Commercial:
Fixed- and adjustable-rate		2,730,085		2,737,848		2,775,219		2,853,117		2,877,903
Variable-rate		761,964		719,872		701,441		711,081		719,741
Total commercial		3,492,049		3,457,720		3,476,660		3,564,198		3,597,644
Leasing and equipment finance		3,145,914		3,128,329		3,043,329		3,066,208		3,068,550
Inventory finance		1,571,004		1,145,183		766,885		826,198		978,505
Auto finance		223,893		85,562		1,442		-		-
Other		17,647		17,582		17,944		18,183		19,463
Total loans and leases		15,243,922		14,679,439		14,239,311		14,460,608		14,698,610
Allowance for loan and lease losses		(266,187)		(257,895)		(251,158)		(253,547)		(255,441)
Net loans and leases		14,977,735		14,421,544		13,988,153		14,207,061		14,443,169
Premises and equipment, net		438,438		435,412		436,715		439,288		442,529
Goodwill		225,640		225,640		179,070		152,599		152,599
Other assets		524,466		753,873		598,367		582,290		498,194
Total assets		$17,654,818		$18,897,708		$18,920,446		$18,993,234		$18,796,331

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail		$1,316,767		$1,359,781		$1,330,462		$1,396,857		$1,475,191
Small business		725,052		708,416		738,867		704,272		683,323
Commercial and custodial		310,321		305,064		303,216		294,253		278,808
Total non-interest bearing deposits		2,352,140		2,373,261		2,372,545		2,395,382		2,437,322
Interest-bearing deposits:
Checking		2,306,810		2,214,192		2,096,340		2,103,184		2,152,646
Savings		6,031,015		5,882,730		5,859,147		5,789,188		5,608,824
Money market		748,016		662,493		662,024		650,598		648,862
Subtotal		9,085,841		8,759,415		8,617,511		8,542,970		8,410,332
Certificates of deposit		1,608,653		1,135,673		1,112,735		1,114,934		1,092,368
Total interest-bearing deposits		10,694,494		9,895,088		9,730,246		9,657,904		9,502,700
Total deposits		13,046,634		12,268,349		12,102,791		12,053,286		11,940,022
Borrowings:
Short-term borrowings		705,888		436,171		37,081		43,073		35,227
Long-term borrowings		1,986,182		3,817,165		4,387,036		4,403,724		4,513,301
Total borrowings		2,692,070		4,253,336		4,424,117		4,446,797		4,548,528
Accrued expenses and other liabilities		335,113		577,142		538,148		672,944		556,641
Total liabilities		16,073,817		17,098,827		17,065,056		17,173,027		17,045,191
Equity:
Preferred stock		10,993		-		-		-		-
Common stock		1,625		1,617		1,602		1,598		1,594
Additional paid-in capital		738,089		727,596		711,914		705,366		698,683
Retained earnings, subject to certain restrictions		846,349		1,052,632		1,121,866		1,105,322		1,081,101
Accumulated other comprehensive income (loss)		11,601		46,029		48,618		34,073		(8,819)
Treasury stock at cost and other		(45,499)		(42,499)		(33,032)		(33,008)		(33,036)
Total TCF Financial Corp. stockholders equity		1,563,158		1,785,375		1,850,968		1,813,351		1,739,523
Non-controlling interest in subsidiaries		17,843		13,506		4,422		6,856		11,617
Total equity		1,581,001		1,798,881		1,855,390		1,820,207		1,751,140
Total liabilities and equity	$	$ 17,654,818	$	$ 18,897,708	$	$ 18,920,446	$	$ 18,993,234	$	$ 18,796,331

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1) (2)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2012	2012	2011	2011	2011

ASSETS

Investments and other	2.48%	1.29%	.84%	.83%	1.06%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	3.17	3.66	3.79	3.86	3.92
U.S. Treasury securities	-	-	-	.04	.06
Other securities	4.14	5.24	3.36	4.68	5.68
Total securities available for sale(3)	3.17	3.66	3.79	3.84	3.69
Loans and leases held for sale	8.80	3.08	10.78	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	5.84	5.99	6.04	6.06	6.08
Variable-rate	5.00	5.03	5.09	5.11	5.15
Total consumer real estate	5.54	5.65	5.71	5.73	5.77
Commercial:
Fixed- and adjustable-rate	5.49	5.61	5.68	5.72	5.78
Variable-rate	3.99	4.20	4.28	4.33	4.32
Total commercial	5.16	5.32	5.40	5.44	5.49
Leasing and equipment finance	5.48	5.63	5.88	6.01	6.02
Inventory finance	6.07	6.58	7.12	7.28	7.11
Auto finance	6.89	7.44	3.30	-	-
Other	7.66	8.42	8.91	8.44	9.01
Total loans and leases	5.52	5.65	5.75	5.81	5.85

Total interest-earning assets	5.34	5.24	5.20	5.28	5.38

LIABILITIES

Interest-bearing deposits:
Checking	.15	.16	.15	.20	.23
Savings	.34	.37	.42	.54	.52
Money market	.39	.37	.37	.42	.45
Subtotal	.30	.32	.35	.45	.44
Certificates of deposit	.86	.75	.75	.79	.82
Total interest-bearing deposits	.38	.37	.40	.49	.48
Total deposits	.31	.30	.32	.39	.38
Borrowings:
Short-term borrowings	.30	.30	.29	.29	.24
Long-term borrowings	1.87	4.00	4.26	4.28	4.33
Total borrowings	1.46	3.62	4.23	4.24	4.29

Total interest-bearing liabilities	.60	1.35	1.59	1.67	1.72

Net interest margin	4.86%	4.14%	3.92%	3.96%	4.02%

(1) Annualized.
(2) Yields are presented on a fully tax equivalent basis.
(3) Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES(1)
(Dollars in thousands)
(Unaudited)
	At Jun. 30,	At Dec. 31,
	2012	2011
Computation of total equity to total assets:
Total equity	$1,755,908	$1,878,627
Total assets	17,870,597	18,979,388
Total equity to total assets	9.83%	9.90%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,755,908	$1,878,627
Less: Non-controlling interest in subsidiaries	14,937	10,494
Total TCF Financial Corp. stockholders’ equity	1,740,971	1,868,133
Less:
Preferred stock	166,721	-
Goodwill	225,640	225,640
Other intangibles	9,516	7,134
Accumulated other comprehensive income	15,703	56,826
Tangible realized common equity	$1,323,391	$1,578,533

Total assets	$17,870,597	$18,979,388
Less:
Goodwill	225,640	225,640
Other intangibles	9,516	7,134
Tangible assets	$17,635,441	$18,746,614

Tangible realized common equity to tangible assets	7.50%	8.42%

	At Jun. 30,	At Dec. 31,
	2012	2011
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,508,176	$1,706,926
Total risk-weighted assets	14,319,406	13,475,330
Total tier 1 risk-based capital ratio	10.53%	12.67%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,508,176	$1,706,926
Less:
Preferred stock	166,721	-
Qualifying non-controlling interest in subsidiaries	14,937	10,494
Qualifying trust preferred securities	-	115,000
Total tier 1 common capital	$1,326,518	$1,581,432

Total tier 1 common capital ratio	9.26%	11.74%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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